EXHIBIT 5.1

MORRIS, MANNING & MARTIN, LLP

1600 Atlanta Financial Center

3343 Peachtree Road, N.E.

Atlanta, GA 30326

(404) 233-7000

September 27, 2005

Flag Financial Corporation

3475 Piedmont Road, N.E.

Suite 550

Atlanta, Georgia 30305

Re:	Registration Statement on Form S-3

Gentlemen:

We have acted as counsel to Flag Financial Corporation, a Georgia corporation (“Flag”), in connection with the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on September 27, 2005 (as may be further amended or supplemented, the “Registration Statement”) for the purpose of registering for resale under the Securities Act of 1933, as amended (the “Act”), 1,254,000 shares of Flag’s Common Stock (the “Shares”) issuable upon exercise of Common Stock Warrants (the “Warrants”) issued in a series of private placement transactions within the period from 2002 to 2004.

In rendering this opinion, we have examined such documents, corporate records, and other instruments as we have deemed relevant, necessary and advisable as the basis for the opinion set forth herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of Flag and documents, records and instruments furnished to us by Flag, without independent check or verification of their accuracy.

Based upon and subject to the foregoing, we are of the opinion that Shares have been duly authorized and if, as and when issued upon exercise of the Warrants in accordance with the Warrants’ terms will be legally issued, fully paid and non-assessable.

The opinions set forth herein are limited to the laws of the State of Georgia and applicable federal laws.

We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus, which is part of the Registration Statement.

Very truly yours,

MORRIS, MANNING & MARTIN, LLP

By:	/s/ Morris Manning & Martin LLP